PETRUS SECURITIES L.P.              BLUM STRATEGIC PARTNERS II, L.P.

   PARK CENTRAL GLOBAL HUB LIMITED    BLUM STRATEGIC PARTNERS II GMBH & CO. KG.



                                       December 21, 2005



PRG-Schultz International, Inc.
600 Galleria Parkway
Suite 100
Atlanta, Georgia  30339
Attention: James B. McCurry


       Re: EXTENSION OF COMMITMENT LETTER

Dear Mr. McCurry:

          Reference is made to (i) the commitment letter, dated as of November 28, 2005 (as amended or otherwise modified by the Amendment to Commitment Letter, dated as of December 9, 2005, the Extension of Commitment Letter, dated as of December 15, 2005, and the Extension of Commitment Letter, dated as of December 19, 2005, the "COMMITMENT LETTER"), addressed to PRG-Schultz International, Inc. (the "PARENT") by each of Petrus Securities L.P. ("PETRUS"), Parkcentral Global Hub Limited (together with Petrus, collectively, the "PETRUS ENTITIES"), Blum Strategic Partners II GmbH & Co. KG. ("BLUM") and Blum Strategic Partners II, L.P. (together with Blum, collectively, the "BLUM ENTITIES" and, together with the Petrus Entities, each a "LENDER" and collectively, the "LENDERS") and (ii) the Term Sheet (as defined in the Commitment Letter). Capitalized terms used herein shall have the meanings set forth in the Commitment Letter.

          The Parent and the Lenders desire to amend the Commitment Letter and the Term Sheet to extend the effectiveness of the Lenders' commitment until December 23, 2005, and the Lenders have agreed to extend the commitment period, upon, and subject to, the terms and conditions hereinafter set forth.

          Notwithstanding anything contained in the Commitment Letter and the Term Sheet, the parties agree that the commitment of the Lenders to provide the Financing Facility shall expire at 5:00 p.m. (New York City time) on December 23, 2005, unless prior thereto, definitive loan documentation shall have been agreed to in writing by all parties and the conditions set forth therein shall have been satisfied (it being understood that the Parent's

PRG-Schultz International, Inc.
December 21, 2005
Page 2


obligation to pay all amounts in respect of indemnification and Expenses shall survive termination of the Commitment Letter).


          Except as expressly set forth in this letter, (i) nothing contained herein shall be construed in any manner to modify, affect, or impair the provisions of the Commitment Letter or the Term Sheet and (ii) the Commitment Letter shall continue in full force and effect.


          This letter (i) shall be governed by the law of the State of New York,
(ii) shall be binding upon the parties and their respective successors and assigns, (iii) may not be relied upon or enforced by any other person or entity, and (iv) may be signed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. If this letter becomes the subject of a dispute, each of the parties hereto hereby waives trial by jury. This letter may be amended, modified or waived only in a writing signed by the parties hereto.

PRG-Schultz International, Inc.
December 21, 2005
Page 3

                                       Very truly yours,


--------------------------------------------------------------------------------
/                                      /                                       /
/ BLUM STRATEGIC PARTNERS II, L.P.     /  BLUM STRATEGIC PARTNERS II GMBH &    /
/                                      /  CO. KG.                              /
/                                      /                                       /
/ By:  /s/ Jose S. Medeiros            /  By: /s/ Jose S. Medeiros             /
/      -----------------------------   /      ---------------------------------/
/ Name:  Jose S. Medeiros              /  Name:  Jose S. Medeiros              /
/ Title: Partner                       /  Title: Partner                       /
/                                      /                                       /
/-----------------------------------   /  -------------------------------------/
/                                      /                                       /
/                                      /                                       /
/ PARKCENTRAL GLOBAL HUB LIMITED       /  PETRUS SECURITIES L.P.               /
/                                      /                                       /
/                                      /                                       /
/ By:  /s/ Steven Blasnik              /  By: /s/ Steven Blasnik               /
/      -----------------------------   /      ---------------------------------/
/ Name:  Steven Blasnik                /  Name:  Steven Blasnik                /
/ Title: President                     /  Title: President of G.P.             /
/                                                                              /
--------------------------------------------------------------------------------



Agreed and accepted on this

21st day of December 2005:

PRG-SCHULTZ INTERNATIONAL, INC.


By:  /s/ Clinton McKellar, Jr.
     -------------------------------
     Name:  Clinton McKellar, Jr.
     Title: Senior Vice President and General Counsel